Exhibit 99.1
For Immediate Release
PHOENIX TECHNOLOGIES TO ACQUIRE TOUCHSTONE SOFTWARE, A
GLOBAL LEADER IN ONLINE PC DIAGNOSTICS AND SOFTWARE UPDATE
TECHNOLOGY
—Phoenix Extends Leadership in PC Industry; Continues to Build on its Foundation for PC 3.0™
—Acquisition Will Enable Phoenix to Enhance User Experience with Online Service Delivery and Support
MILPITAS, Calif., April 10, 2008 — Phoenix Technologies, (Nasdaq: PTEC), the global leader in core systems software, today announced that it has signed a definitive agreement to acquire Touchstone Software Corporation (TSSW.OB), a global leader in computer diagnostics and PC update technology. By acquiring Touchstone, Phoenix is positioned to deliver the most complete offering for the deployment and management of PC-related products and services in the PC industry.
As part of its ongoing PC 3.0 strategy, Phoenix Technologies’ acquisition of Touchstone will enable Phoenix to develop a strong online presence and infrastructure for web-based service delivery. Phoenix will offer services based on Touchstone technology to PC OEMs/ODMs, SMBs and consumers, as well as incorporate the technology into its own products.
“Following close on the heels of our BeInSync announcement, this acquisition is yet another giant leap forward in our effort to simplify all aspects of the PC user experience,” said Woody Hobbs, President and CEO of Phoenix Technologies. “Our PC 3.0 vision is all about simplifying PC users’ lives. With the acquisition of Touchstone, we are taking PC management technology to the “one-click” level as well as strengthening our ability to support online delivery models. We are also broadening our opportunities for new market share gains and new sources of revenue via the web.
“As the PC becomes more entrenched in everyday life, users need simple and immediate access to web-based automated support services including software updates and the analysis and optimization of device performance and security. PC OEMs are facing increasing costs in order to adequately support their users at a time when PC prices and margins are declining. We want to turn the OEM’s costs into profits while simultaneously delivering better service to the consumer and business user. Touchstone provides us with the tools and platform to build ‘anytime anywhere’ capabilities into a wide array of applications that will enable our OEM customers to facilitate a simple and rewarding online experience for their end users — and generate a steady revenue stream for themselves.”
Jason Raza, President and CEO at Touchstone Software, said, “The Touchstone team has always believed in improving and automating customer support and software update delivery. As part of a customer-focused company like Phoenix Technologies, we will now have the resources to not only unlock that potential, but to leverage its OEM and ODM customer base to create truly innovative real-world uses for our products and services online. We’re very excited about our future prospects.”
The acquisition, which is expected to close in Q2 of calendar year 2008, is subject to customary closing conditions, including approval by the stockholders of Touchstone.
About Phoenix Technologies
Phoenix Technologies Ltd. (Nasdaq: PTEC) is the global market leader in system firmware that provides the most secure foundation for today’s computing environments. The PC industry’s top builders and specifiers trust Phoenix to pioneer open standards and deliver innovative solutions that will help them differentiate their systems, reduce time-to-market and increase their revenues. The Company’s flagship products, AwardCore, SecureCore, FailSafe and HyperSpace, are revolutionizing the PC user experience by delivering unprecedented security, reliability and ease-of-use. The Company established industry leadership with its original BIOS product in 1983, has 155 technology patents and 139 pending applications, and has shipped in over one billion systems. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit http://www.phoenix.com
Phoenix, Phoenix Technologies, Phoenix FailSafe, HyperSpace, HyperCore, PC 3.0 and the Phoenix Technologies logo are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other trademarks are the property of their respective owners.
Safe Harbor
The statements in this release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, but not limited to, the closing of the acquisition, our PC 3.0 vision, improving and expanding Touchstone’s products and solutions, the integration of Touchstone’s products and solutions into our offerings, and leveraging our customer base. These statements involve risk and uncertainties, including: our ability to close the transaction within the stated timeframe or adverse circumstances that would prevent the consummation of the transaction; technology and business integration challenges and delays; our ability to innovate and develop new products and services in a timely manner; customer demand for our products and solutions; the ability of our customers to introduce and market new products that incorporate our products and solutions; the product offerings of competitors, especially with respect to functionality and time-to-market; our ability to retain key employees; and our ability to adequately protect our intellectual property rights. For a further list and description of risks and uncertainties that could cause actual results to differ materially from those contained in the forward looking statements in this release, we refer you to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. All forward-looking statements included in this release are based upon assumptions, forecasts and information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.
Contacts:
Shauli Chaudhuri
Tel. +1 408-570-1060
E-mail: public_relations@phoenix.com
Cedric Vanhaver or Jeff Smith
Tel : +1 650-433-4154
Email : phoenix@globalfluency.com
Source : Phoenix Technologies Ltd.